Exhibit 24.1

POWER OF ATTORNEY

WHEREAS, the undersigned officers and directors of Lakeland Bancorp, Inc. desire to authorize John Fredericks, Roger Bosma, Joseph Hurley and Rita Myers to act as their attorneys-in-fact and agents, for the purpose of executing and filing a registration statement on Form S-8, including all amendments thereto,

NOW, THEREFORE,

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John Fredericks, Roger Bosma, Joseph Hurley and Rita Myers, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, to sign a Registration Statement on Form S-8, registering the shares of the Common Stock of Lakeland Bancorp, Inc. that are issuable upon the exercise of stock options converted from options to purchase shares of common stock of Newton Financial Corporation to options to purchase the common stock of Lakeland Bancorp, Inc. pursuant to the Agreement and Plan of Merger, dated as of October 24, 2003, by and between Lakeland Bancorp, Inc. and Newton Financial Corporation, as amended and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this power of attorney in the following capacities as of the 29th day of June, 2004.

Signatures	Title

/s/ Bruce G. Bohuny Bruce G. Bohuny	Director

/s/ Roger Bosma Roger Bosma	Director, President and Chief Executive Officer

/s/ Mary Ann Deacon Mary Ann Deacon	Director

/s/ John W. Fredericks John W. Fredericks	Director

/s/ Mark J. Fredericks Mark J. Fredericks	Director

/s/ George H. Guptill, Jr. George H. Guptill, Jr.	Director

/s/ Paul P. Lubertazzi Paul P. Lubertazzi	Director

/s/ Robert B. Nicholson III Robert B. Nicholson III	Director

/s/ Joseph P. O’Dowd Joseph P. O’Dowd	Director

/s/ John Pier, Jr. John Pier, Jr.	Director

/s/ Charles L.Tice Charles L. Tice	Director

/s/ Stephen R. Tilton,Sr. Stephen R. Tilton, Sr.	Director

/s/ Arthur L. Zande Arthur L. Zande	Director

/s/ Joseph F. Hurley Joseph F. Hurley	Chief Financial Officer (Principal Financial and Accounting Officer)